SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): September 15, 2004

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.
(Exact name of co-registrant as specified in its charter)

Delaware	52-1722490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

INDIANTOWN COGENERATION FUNDING CORPORATION
(Exact name of co-registrant as specified in its charter)

Delaware	52-1889595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Co-registrants’ address of principal executive offices)

(301) 280-6800
(Co-registrants’ telephone number, including area code)

Item 8.01    Other Events

Relationship with National Energy & Gas Transmission, Inc. (“NEGT”)

On September 15, 2004, NEGT announced that it had entered into a definitive purchase agreement with GS Power Holdings II LLC, a wholly owned subsidiary of The Goldman Sachs Group, Inc., (the “GS Power Agreement”) to acquire NEGT’s equity interests in 12 power plants and a natural gas pipeline, including NEGT’s indirect ownership interests in Indiantown Cogeneration, L.P. (the “Partnership”). The GS Power Agreement resulted from a multi-round bankruptcy court-sanctioned auction bidding process in which GS Power Holdings II LLC was ultimately the winning bidder. As a result, the purchase agreement between NEGT and Denali Power, LLC previously disclosed in a Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 will ultimately be terminated prior to the consummation of the sale under the GS Power Agreement. On September 23, 2004, the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division (“Bankruptcy Court”) issued an order approving the GS Power Agreement. NEGT expects the transaction, which is subject to certain regulatory and third party approvals, to close in the first quarter of 2005. The Goldman Sachs Group, Inc., through its ownership of Cogentrix Energy, Inc., already owns indirect beneficial interests in the Partnership through the general partner interest of Palm Power Corporation and limited partner interest of Thaleia LLC.

The Partnership is managed by Power Services Company (“PSC”, formerly known as PG&E National Energy Group Company), pursuant to a Management Services Agreement (the “MSA”). The Facility is operated by U.S. Operating Services Company (“OSC”, formerly known as PG&E Operating Services Company), pursuant to an Operation and Maintenance Agreement (the “O&M Agreement”). PSC and OSC are general partnerships indirectly wholly owned by NEGT.

NEGT’s indirect ownership interest in the general partner interest of Palm Power Corporation and the limited partner interest of Thaleia LLC are included within the sale as contemplated by the GS Power Agreement (the “GS Power Sale”). As presently contemplated, the GS Power Sale, if consummated, is not expected to affect the MSA and the O&M Agreement with the Partnership.

Credit Ratings

On September 17, 2004, Moody’s Investors Services (“Moody’s”) issued a credit opinion confirming the Partnership’s senior secured debt rating at Ba1 with a stable rating outlook. In this credit opinion, Moody’s stated that the rating considers the September 15, 2004 announcement by NEGT concerning the GS Power Agreement, which includes NEGT’s indirect ownership in the Partnership.

On September 24, 2004 Standard and Poor’s (“S&P”) issued a bulletin stating that it does not expect the recent announcement by NEGT concerning the GS Power Agreement to affect the rating on the senior secured debt of Indiantown Cogeneration Funding Corporation, which is currently at BBB- with a credit watch negative. S&P also stated that is analyzing the possible effects of the proposed ownership change on the project.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes forward-looking statements about the future that are necessarily subject to various risks and uncertainties. Use of words like “anticipate,” “estimate,” “intend,” “project,” “plan,” “expect,” “will,” “believe,” “could,” and similar expressions help identify forward-looking statements under the Private Securities Litigation Reform Act. These statements are based on current expectations and assumptions, which the Partnership believes are reasonable and on information currently available to the Partnership. Actual results could differ materially from those contemplated by the forward-looking statements. Consequently, the forward-looking statements in this Current Report should not be regarded as representations by the Partnership or any other person that the expected outcomes can or will be achieved. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements are described in the Partnership’s Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Indiantown Cogeneration, L.P. (Co-registrant)

Date: September 30, 2004	/s/ J. TRACY MEY J. Tracy Mey Controller and Chief Accounting Officer

Indiantown Cogeneration Funding Corporation (Co-registrant)

Date: September 30, 2004	/s/ J. TRACY MEY J. Tracy Mey Controller and Chief Accounting Officer

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